Exhibit 21

NOVAMED SUBSIDIARIES

1.	NovaMed Management of Kansas City, Inc., a Missouri corporation
2.	NovaMed Blue Ridge, Inc., a Missouri corporation
3.	NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company
4.	NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company
5.	NovaMed Eyecare Services, LLC, a Delaware limited liability company
6.	NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company
7.	NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company
8.	NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company
9.	NovaMed of Louisville, Inc., a Kentucky corporation
10.	Midwest Uncuts, Inc., an Iowa corporation
11.	NovaMed Eyecare Research, Inc., a Delaware corporation
12.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation
13.	NMGK, Inc., an Illinois corporation
14.	NMLO, Inc., a Kansas corporation
15.	NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company
16.	Patient Education Concepts, Inc., a Delaware corporation
17.	Stephenson Laser Center, L.L.C., an Oklahoma limited liability company
18.	NMI, Inc., a Georgia corporation
19.	NovaMed Acquisition Company, Inc., a Delaware corporation
20.	NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company
21.	NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company
22.	NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company
23.	NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company
24.	NovaMed of Texas, Inc., a Delaware corporation
25.	NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership
26.	NovaMed Alliance, Inc., a Delaware corporation
27.	NovaMed Surgery Center of St. Joseph, LLC, a Delaware limited liability company
28.	NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company
29.	NovaMed Surgery Center of Chicago – Northshore, LLC, a Delaware limited liability company
30.	NovaMed Surgery Center of Columbus, LLC, a Delaware limited liability company
31.	Blue Ridge Surgical Center, LLC, a Delaware limited liability company